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                                                                    EXHIBIT 16.1


(KPMG LOGO)
                                   KPMG LLP
                                   Suite 900           Telephone 206 913 4000
                                   801 Second Avenue   Fax       206 913 4444
                                   Seattle, WA 98104   Internet  www.us.kpmg.com



January 31, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Northwest Biotherapeutics, Inc. and, under the date of March 12, 2004, except as to notes 1 and 13 which are as of April 26, 2004, we reported on the financial statements of Northwest Biotherapeutics, Inc. as of and for the years ended December 31, 2002 and 2003. On January 25, 2005 we resigned. We have read Northwest Biotherapeutics, Inc.'s statements included under Item 4.01 of its Form 8-K dated January 31, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with Northwest Biotherapeutics, Inc.'s statement regarding its intent to reestablish an audit committee of the Board of Directors and devote the necessary resources to improve its internal controls over financial reporting.

Very truly yours,

/s/ KPMG LLP

          KPMG LLP, a U.S. limited liability partnership, is the U.S.
            member firm of KPMG International, a Swiss cooperative.